                                                                     Exhibit 2.1





                          PURCHASE AND SALE AGREEMENT

                            DATED DECEMBER 31, 1996

                                    BETWEEN

                              COMETRA ENERGY, L.P.
                                      AND
                        COMETRA PRODUCTION COMPANY, L.P.
                                   AS SELLER

                                      AND

                             LOMAK PETROLEUM, INC.
                                    AS BUYER

                              1. TABLE OF CONTENTS

ARTICLE I Purchase and Sale...............................................     1

   1.01 - Purchase and Sale...............................................     1

   1.02 - Excluded Assets.................................................     2

   1.03 - Effective Time..................................................     3

ARTICLE II Purchase Price.................................................     3

   2.01 - Purchase Price..................................................     3

   2.02 - Adjustments to Purchase Price...................................     4

   2.03 - Allocation of Purchase Price....................................     5

ARTICLE III Representations and Warranties................................     6

   3.01 - Representations and Warranties of Seller........................     6

   3.02 - Representations and Warranties of Buyer.........................     7

ARTICLE IV Covenants......................................................    10

   4.01 - Covenants of Seller.............................................    10

   4.02 - Covenants of Buyer..............................................    12

ARTICLE V Title Matters and Defective Interests...........................    13

   5.01 - Defensible Title................................................    13

   5.02 - Defective.......................................................    15

   5.03 - Buyer's Right of Inspection.....................................    16

   5.04 - Notice of Defective Interests...................................    17

   5.05 - Arbitration Procedures..........................................    18

   5.06 - Effect of Defective Interests on Closing........................    19

   5.07 - Identification of Upward Adjustment.............................    20

ARTICLE VI Conditions to Closing..........................................    20

   6.01 - Seller's Conditions.............................................    20

   6.02 - Buyer's Conditions..............................................    21

ARTICLE VII Closing.......................................................    22

   7.01 - Date of Closing.................................................    22

   7.02 - Closing Obligations.............................................    22

ARTICLE VIII Obligations After Closing....................................    24

   8.01 - Post-Closing Adjustments........................................    24

   8.02 - Sales Taxes and Recording Fees..................................    25

   8.03 - Further Assurances..............................................    25

   8.04 - Buyer's Post-Closing Obligations................................    26

   8.05 - Seller's Post-Closing Obligations...............................    28

   8.06 - Files and Records...............................................    29

   8.07 - Disclaimers of Representations and Warranties...................    29

   8.08 - Waiver of DTPA..................................................    29

   8.09 - Resignation of Operator.........................................    30

   8.10 - Registration Obligations of Buyer...............................    30

   8.11 - Survival........................................................    34

ARTICLE IX Termination of Agreement.......................................    34

   9.01 - Termination.....................................................    34

   9.02 - Liabilities.....................................................    34

ARTICLE X Earnest Money...................................................    35

ARTICLE XI Indemnification................................................    35

   11.01 - Right to Employ Counsel........................................    35

   11.02 - Claim Reimbursement and Reduction..............................    36

ARTICLE XII General.......................................................    37

   12.01 - Exhibits.......................................................    37

   12.02 - Expenses.......................................................    37

   12.03 - Notices........................................................    37

   12.04 - Amendments.....................................................    37

   12.05 - Headings.......................................................    38

   12.06 - Counterparts...................................................    38

   12.07 - References.....................................................    38

   12.08 - Governing Law..................................................    38

   12.09 - Entire Agreement...............................................    38

   12.10 - Parties in Interest............................................    38

   12.11 - Assignments....................................................    38

   12.12 - Public Announcements...........................................    38

   12.13 - Notices After Closing..........................................    38

   12.14 - Severability...................................................    39

   12.15 - Time is of the Essence.........................................    39

Exhibit "A" - Lease Description

Exhibit "B" - Rights-of-Way, Easements and Surface Rights

Exhibit "C" - Contracts

Exhibit "D" - Wells

Exhibit "E" - The Note

Exhibit "F" - Allocated Value

Exhibit "G" - Litigation

Exhibit "H" - AFEs

Exhibit "I" - Take or Pay Liability; Gas Imbalances

Exhibit "J" - PUD and Probable Locations

Exhibit "K" - Additional Permitted Encumbrances

Exhibit "L" - Form of Conveyance

Exhibit "M" - Opinion of Seller's Counsel

Exhibit "N" - Opinion of Buyer's Counsel

                           PURCHASE AND SALE AGREEMENT


         This Purchase and Sale Agreement (the "Agreement") dated as of the 31st day of December, 1996, is between COMETRA ENERGY, L.P. ("CE"), a Texas limited partnership, the general partner of which is Aveneg, Inc., a Delaware corporation, and COMETRA PRODUCTION COMPANY, L.P. ("CPC"), a Texas limited partnership, the general partner of which is Grand Lacs, Inc,, a Delaware corporation (CE and CPC are jointly referred to herein as "Seller"), and LOMAK PETROLEUM, INC. a Delaware corporation ("Buyer").

         In consideration of the mutual promises contained herein, the benefits to be derived by each party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

                                    ARTICLE I

                                PURCHASE AND SALE

         1.01 - PURCHASE AND SALE. Subject to the terms and conditions of the Agreement, Seller agrees to sell and convey and Buyer agrees to purchase and pay for the following described assets (hereinafter referred to as the "Properties"):

                  (a) The interests described in Exhibit "A" hereto, in and to the oil and gas leases, and oil, gas and mineral leases described in Exhibit "A" hereto (the "Leases") insofar as they cover the land (the "Lands") also described in Exhibit "A" hereto, together with corresponding undivided interests in (i) all rights, privileges, benefits, and powers conferred upon the holder of the Leases with respect to the use and occupation of the surface of the Lands that may be necessary, convenient, or incidental to the possession and enjoyment of the Leases, (ii) all rights in respect of any pooled or unitized acreage located in whole or in part within the Lands by virtue of the Leases, including rights to production from the pool or unit allocated to any Lease being a part thereof, regardless of whether such production is from the Lands, (iii) all rights, options, titles, and interests of Seller granting Seller the right to obtain, or otherwise earn interests within the Lands no matter how earned, and (iv) all tenements, hereditaments, and appurtenances belonging to any of the foregoing;

                  (b) All of the right title and interest of Seller in and to the rights-of-way, easements, surface rights and similar interests described on Exhibit "B" attached hereto and made a part hereof;

                  (c) All of the right, title and interest of Seller under the contracts, agreements, and other instruments described on Exhibit "C" attached hereto and made a part hereof together with all of the right, title and interest of Seller under any surface leases, farmin agreements, farmout agreements, bottom hole agreements, acreage contribution agreements, operating agreements, unit agreements, processing agreements, options, leases of equipment or facilities, and other contracts, agreements, and rights that are owned by Seller in whole or in part, which are not described on Exhibit "C" hereto, and that are appurtenant to the Properties or used or held for use in connection with the ownership or operation of the Properties or with the production, treatment, sale, or disposal of water, hydrocarbons and associated substances therefrom or thereon (in the aggregate the "Contracts");

                  (d) All of the right, title and interest of Seller in and to the real, personal and mixed property used in the operation of the Properties owned by Seller in whole or in part or credited to the joint account of Seller (the "Equipment") including, but not limited to (i) all wellhead equipment, fixtures (including, but not limited to, field separators and liquid extractors), pipe, casing, and tubing in, on or appurtenant to the wells ("Wells") described on Exhibit "D" attached hereto and made a part hereof; (ii) all production, gathering, treating, processing, compression, dehydration, salt water disposal, injection, gathering line and pipeline equipment and facilities; (iii) all tanks, machines, equipment, tools, dies, vessels and other facilities;

                  (e) Seller's seismic, geological, geochemical and geophysical data relating to any of the Properties, but only to the extent that such materials are not restricted from transfer by any legal constraints, obligations of confidence or prior agreements with third parties;

                  (f) Any office building, district office, or similar facility used in connection with or relating to the Properties and the entire furnishing and contents thereof (other than the Records);

                  (g) Any vehicles used by Seller in the operation of the Properties;

                  (h) All inventory items related to the operation of the Properties; and

                  (i) Subject to the provisions of Section 8.06 hereof, all of the files, records, documents, correspondence and data now in the possession or control of Seller that relates to the items described in sub-paragraphs (a), (b), (c), (d), (e) (f), (g) and (h) above, without limitation (the "Records").

         1.02 - EXCLUDED ASSETS. Notwithstanding anything to the contrary contained herein, there is hereby excluded from this purchase and sale, and the Properties not cover or include any of the following:

                  (a) All accounts receivable, deposits with utilities, claims, credits and causes of action of Seller (specifically excluding Under Production, defined below, for which Seller is paid pursuant to this Agreement) arising under the Contracts, or otherwise attributable to the Properties, which arise prior to the Effective Time and for which Seller has not otherwise received payment or an adjustment credit under the terms of this Agreement.

                  (b) Photocopies of any of the Records made by Seller.

         1.03 - EFFECTIVE TIME. The purchase and sale of the Properties shall be effective as of 7:00 a.m. Central Standard Time on October 1, 1996, (herein called the "Effective Time").

                                   ARTICLE II

                                 PURCHASE PRICE

         2.01 - PURCHASE PRICE. The purchase price payable by Buyer for the Properties shall be THREE HUNDRED FIFTY MILLION AND NO/100 DOLLARS ($350,000,000) (the "Purchase Price"), payable as follows:

         (a) Cash. $170,000,000 of the Purchase Price shall be paid in cash at the Closing, inclusive of cash payments represented by transfer of the Earnest Money to Seller.

         (b) Buyer's Stock. $30,000,000 of the Purchase Price shall be payable to Seller in newly issued shares of common stock of Buyer (par value $0.01 per share) (the "Buyer's Stock") valued at the Index Price (as defined below). For the purpose of this Agreement, the term "Index Price" means the average closing sale price of the Buyer's Stock for the five (5) trading days immediately preceding February 14, 1997 as reported in the Wall Street Journal. All shares of the Buyer's Stock issued to Seller hereunder shall be rounded to the nearest whole share.

         (c)      Balance of Purchase Price.  The balance of the
Purchase Price shall be payable as follows:

         (i) Promissory Note. If the Securities and Exchange Commission (the "SEC") gives notice to Buyer of its intention to review Buyer's proposed public offering of Buyer's common stock pursuant to a registration statement to be filed by Buyer with the SEC on or about January 15, 1997 (the "Public Offering"), the balance of the Purchase Price after giving effect to all Purchase Price adjustments to be made at the Closing according to Section 2.02 hereof (such amount is herein called the "Payment Amount") shall be evidenced by a promissory note (the "Note") dated the Closing Date and (i) executed by Buyer and made payable to the order of Seller in the original principal amount of Payment Amount, (ii) shall not bear interest unless not paid at its maturity date, (iii) having a final maturity date of March 31, 1997, and (iv) being in the form of Exhibit "E" attached hereto with blanks appropriately completed in conformity herewith. The Note shall be secured by an irrevocable standby letter of credit in form and substance satisfactory to Seller (including bankruptcy preference provisions) and drawn on a financial institution acceptable to Seller (the "Letter of Credit"). The Letter of Credit shall expire on the earlier of April 30, 1997 or the date on which the Note has been paid in full. The aggregate face amount of the Letter of Credit shall be equal to the original face amount of the Note; or

         (ii) Cash. If the SEC gives notice to Buyer of its intention not to review Buyer's Public Offering, the balance of the Purchase Price after giving effect to all Purchase Price adjustments to be made at Closing according to
Section 2.02 hereof, shall be paid in cash at Closing.

         2.02 - ADJUSTMENTS TO PURCHASE PRICE.       The Purchase Price
shall be adjusted as follows:

                  (a) The Purchase Price shall be adjusted upward by the following:

                                    (1) the value of all merchantable, allowable
                           oil in storage at the Effective Time, above the pipeline connection, which is sold and which is credited to the Properties and paid to Buyer, such value to be the actual price received less taxes deducted by the purchaser;

                                    (2) the amount of all verifiable
                           expenditures (including, without limitation, expenses under applicable operating agreements or other similar arrangements or agreements and, in the absence of such agreements, such expenses of the sort customarily billed thereunder, but specifically excluding any amounts attributable to Seller's overhead) paid by Seller in connection with the operation of the Properties in accordance with this Agreement for work actually performed subsequent to the Effective Time and prior to the Closing Date;

                                    (3) an amount equal to all prepaid ad
                           valorem, property, production, severance and similar taxes (but not including income taxes) based upon or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom;

                                    (4) an amount equal to the value (based on
                           the price which could be received by Seller on the date(s) that such under production occurred) of the volume of gas less than its ownership percentage which Seller has produced from any of the Wells ("Under Production");

                                    (5) as to those Properties that are operated
                           by Seller, an aggregate amount equal to $87,500 per month (pro rated for partial months) for the period between the Effective Time and the Closing Date as reimbursement to Seller for overhead costs incurred in operating and managing the Properties for the period after the Effective Time to the Closing; and

                                    (6)     any other amount agreed
                           upon by Seller and Buyer.

                  (b)      The Purchase Price shall be adjusted
         downward by the following:

                                    (1) proceeds and revenues received by Seller
                           attributable to the Properties and which accrued after the Effective Time;

                                    (2) an amount equal to all unpaid ad
                           valorem, property, production, severance and similar taxes and assessments (but not including income taxes) based upon or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom accruing to the Properties prior to the Effective Time, which amount shall be computed based upon such taxes assessed against the applicable portion of the Properties for the preceding calendar year or, if such taxes are assessed on other than a calendar year basis, for the tax related year last ended;

                                    (3) the aggregate amount of the Defect Value
                           (defined below) of the Defective Interests (defined below) less Upward Adjustments (as defined in Section
                           5.07 hereof), to the extent that such difference exceeds one half of one percent (1/2%) of the Purchase Price (without giving effect to this Section
                           2.02 (b)(3));

                                    (4) an amount equal to the value of that
                           portion of the Properties with respect to which (i) Seller is obligated by virtue of any prepayment arrangements under any contract for the sale of hydrocarbons and containing a "take or pay" or similar provision or a production payment or any other arrangement to deliver hydrocarbons produced from the Properties at some future time without then or thereafter receiving full payment therefor ("Take-or-Pay Liability"), and/or (ii) Seller has produced a share of gas in excess of its ownership percentage and Seller is obligated to reduce its share of production under a gas balancing agreement or similar arrangement to allow under-produced parties to come back into balance ("Over Production") (the value of such Take-or-Pay Liability and Over Production to be based on the price which could have been received by Seller on the dates(s) that such Take-or-Pay Liability accrued or the date(s) that such Over Production occurred; and

                                    (5) any other amount agreed upon by Seller
                           and Buyer, including without limitation the amounts provided in Section 5.04(c) hereof.

         2.03 - ALLOCATION OF PURCHASE PRICE. Seller and Buyer agree that the Purchase Price will be allocated among the Properties as set forth on Exhibit "F" attached hereto and made a part hereof.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.01 - REPRESENTATIONS AND WARRANTIES OF SELLER.     Each
Seller separately represents and warrants the following:

                  (a) Each Seller is a duly organized, validly existing limited partnership organized and in good standing under the laws of its state of formation and is qualified to do business in the State of Texas.

                  (b) Each Seller has all requisite power and authority, partnership, corporate and otherwise, to carry on its business as presently conducted, to enter into the Agreement, to sell and convey, free and clear of all adverse claims, the Properties on the terms described in the Agreement and to perform its other obligations under the Agreement.

                  (c) The execution and delivery of this Agreement has been, and the execution and delivery of all certificates, documents and instruments required to be executed and delivered by Seller at the Closing, and the consummation of the transactions contemplated hereby as of the Effective Time shall have been duly authorized by all necessary partnership and corporate action on the part of the Seller, and, assuming expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Act"), no further authorization is required by any law, statute, regulation, court order or judgment applicable to Seller. This Agreement constitutes a legal, valid and binding obligation of Seller enforceable in accordance with its terms, subject however, to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (d) The execution and delivery of the Agreement and the consummation of the transactions contemplated hereby will not (i) violate, or be in conflict with, any provisions of Seller's agreement of limited partnership or other governing documents, (ii) constitute a material breach of, or any event of default under, any contract or agreement to which Seller is a party or by which it or its assets are bound, or constitute the happening of an event or condition upon which any other party to such a contract or agreement may exercise any right or option which will materially adversely affect any of the Properties (except any provision as to (A) required consents to transfer and related provisions, (B) maintenance of uniform interests provisions and
         (C) any other third-party approvals contemplated herein), (iii) assuming expiration or termination of the applicable waiting period under the HSR Act, violate any judgment, decree, order, statute, rule or regulation applicable to Seller, or (iv) result in any material liability to Buyer under the terms of any contracts or agreements, except those obligations related to the Properties after the Effective Time and assumed by Buyer pursuant to the terms of the Agreement.

                  (e) Except as shown on Exhibit "G" attached hereto and made a part hereof, no suit, action or other proceeding is pending before any court or governmental agency as of the date of this Agreement to which Seller is a party and which might result in substantial impairment or loss of Seller's title to any material part of the Properties or that might materially hinder or impede the operation of the Leases or the ability of Seller to perform its obligations hereunder.

                  (f) During the period the Seller has owned the Properties (the "Ownership Period") to the knowledge of Seller all material royalties (other than royalties held in suspense), rentals and other payments due under the Leases have been properly and timely paid.

                  (g) During the Ownership Period all ad valorem, property, production, severance and similar taxes and assessments based on or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom on the Properties have been properly paid.

                  (h) Seller has incurred no liability, contingent or otherwise, for brokers' or finders' fees relating to the transactions contemplated by this Agreement for which Buyer shall have any responsibility whatsoever.

                  (i) The only material surface leases, farmin agreements, farmout agreements, bottom hole agreements, acreage contribution agreements, operating agreements, unit agreements, processing agreements, options, leases of equipment or facilities, and other contracts, agreements and rights that cover or affect the Properties are those Contracts described on Exhibit "C" attached hereto and made a part hereof.

                  (j) Seller is not a "foreign person" within the meaning of
         Section 1445 of the Internal Revenue Code of 1986, as amended.

                  (k) The financial information furnished by Seller to Buyer in
         Section 2 of each of Seller's Data Package dated October 1, 1996 for the Val Verde Basin Group, the Midland Basin Group, the South Texas Group and the Offshore Group is correct in all material respects.

                  (l) The Authorities for Expenditures (AFE's) set forth on Exhibit "H" attached hereto constitute all of the material AFE's which have been approved by Seller or other working interest owners respecting operations to be conducted on the Properties after the Effective Time.

                  (m) Exhibit "I" attached hereto sets forth the amount of Take-or-Pay Liability and Over Production currently known to Seller.

         3.02 - REPRESENTATIONS AND WARRANTIES OF BUYER.      Buyer
represents and warrants to

Seller that:

                  (a) Buyer is a duly organized, validly existing corporation organized and in good standing under the laws of the State of its incorporation and is qualified to do business in the State of Texas.

                  (b) Buyer has all requisite power and authority, corporate and otherwise, to carry on its business as presently conducted, to enter into the Agreement, and to perform its obligations under the Agreement.

                  (c) The execution and delivery of this Agreement has been, and the execution and delivery of all certificates, documents and instruments required to be executed and delivered by Buyer at Closing, and the consummation of the transactions contemplated hereby as of the Effective Time shall have been duly authorized by all necessary corporate action on the part of the Buyer and, assuming expiration or termination of the applicable waiting period under the HSR Act, no further authorization is required by any law, statute, regulation, court order or judgment applicable to Buyer. This Agreement constitutes a legal, valid and binding obligation of Buyer enforceable in accordance with its terms, subject however, to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (d) The execution and delivery of the Agreement and the consummation of the transactions contemplated hereby will not (i) violate, or be in conflict with, any provisions of Buyer's articles of incorporation, bylaws or governing documents, (ii) constitute a material breach of, or any event of default under, any contract or agreement to which Buyer is a party or by which it or its assets are bound, or constitute the happening of an event or condition upon which any other party to such a contract or agreement may exercise any right or option which will materially adversely affect the ability of Buyer to perform its obligations hereunder, (iii) assuming expiration or termination of the applicable waiting period under the HSR Act, violate any judgment, decree, order, statute, rule or regulation applicable to Buyer, or (iv) result in any material liability to Seller under the terms of any contracts or agreements to which Buyer is a party.

                  (e) No suit, action or other proceeding is pending before any court or governmental agency as of the date of this Agreement to which Buyer is a party and which might materially hinder or impede the ability of Buyer to perform its obligations hereunder. Buyer shall promptly notify Seller of any such proceeding arising prior to the Closing with respect to which Buyer receives actual notice.

                  (f) Buyer has incurred no liability, contingent or otherwise, for brokers' or finders' fees relating to the transactions contemplated by this Agreement for which Seller shall have any responsibility whatsoever.

                  (g) Buyer is a knowledgeable purchaser, owner and operator of oil and gas properties, has the ability to evaluate (and in fact has evaluated) the Properties for purchase, and is acquiring the Properties for its own account and not with the intent to make a distribution thereof within the meaning of the Securities Act of 1933 (and the rules and regulations pertaining thereto) or a distribution thereof in violation of any other applicable securities laws.

                  (h) In entering into this Agreement, Buyer has relied solely on the express representations and covenants of Sellers in this Agreement, its independent investigation of, and judgment with respect to, the Properties and the advice of its own legal, tax, economic, environmental, engineering, geological and geophysical advisors and not on any comments or statements of Seller or any representatives of, or consultants or advisors engaged by Seller.

                  (i) The Buyer's Stock to be issued by Buyer to Seller at Closing have been duly authorized for such issuance and, when issued and delivered by Buyer in accordance with the provisions of this Agreement, will be validly issued, fully paid, and nonassessable. Once registered in accordance with the provisions of Section 8.10 hereof, the Buyer's Stock shall be freely tradable by Seller or its assignees according to Section 8.10 hereof. The issuance of the Buyer's Stock under this Agreement is not subject to any preemptive or similar rights.

                  (j) Buyer is current in its obligations to file all periodic report and proxy statements with the Securities and Exchange Commission required to be filed under the Securities Exchange Act of 1934, as amended, and applicable rules and regulations promulgated thereunder. Buyer's Annual Report on Form-10K for the year ended December 31, 1995 (the "SEC Document") does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Since December 31, 1995, there have been no material developments, transactions or events affecting Buyer (other than developments or events affecting the oil and gas exploration and production industry generally) other than as disclosed by Buyer in the SEC Document or to Seller in writing. There are no material liabilities of Buyer (contingent or otherwise), other than as disclosed in the SEC Document and the financial statements included therein.

                  (k) The authorized and outstanding capital stock of Buyer as of September 30, 1996, consists solely of (a) 35,000,000 shares of Buyer's common stock, of which 14,705,293 shares are duly authorized, validly issued and outstanding, fully paid and non-assessable, and (b) 4,000,000 shares of preferred stock, par value $1.00 per share, of which 1,150,000 shares are outstanding and are convertible into 3,026,316 shares of Buyer's common stock.

                                   ARTICLE IV

                                    COVENANTS

         4.01 - COVENANTS OF SELLER.        Seller covenants and agrees
with Buyer that:

                  (a) Prior to the Closing, Seller will make available to Buyer for examination at Seller's office in Fort Worth, Texas, all title and other information relating to the Properties insofar as the same are in Seller's possession and will cooperate with Buyer in Buyer's efforts to obtain, at Buyer's expense, such additional information relating to the Properties as Buyer may reasonably desire, to the extent in each case that Seller may do so without violating legal constraints or any obligation of confidence or other contractual commitment of Seller to a third party. Historical file information in Seller's possession regarding crude oil and produced water which may have been spilled or disposed of on-site and the locations thereof; pits and pit closures; burials; landfarming; landspreading; underground injection; and solid waste disposal sites will be made available to Buyer for inspection prior to Closing. Seller shall permit representatives of Buyer to make such environmental tests as they deem appropriate, including without limitation Phase I and Phase II testing. Seller shall permit Buyer, at Buyer's expense, to inspect and photocopy such information and records at any reasonable time during the term of this Agreement but only to the extent, in each case, that Seller may do so without violating any obligation of confidence or contractual commitment to a third party. Seller shall not be obligated to furnish any updated abstracts, title opinions or additional title information, but shall cooperate with Buyer in Buyer's efforts to obtain, at Buyer's expense, such additional title information as Buyer may reasonably deem prudent.

                  (b) From the date of this Agreement Seller shall furnish to Buyer and shall cause its independent auditors to furnish to Buyer all information regarding the Properties, Seller and its respective business, assets, properties, and financial condition which, in the reasonable judgment of Buyer and/or its legal counsel and independent auditors is necessary to enable Buyer to comply with filing requirements under the Securities Act of 1933 (the "Act") and the Securities and Exchange Act of 1934 ("Exchange Act") to the extent deemed necessary by the Buyer and its representatives.

                  (c) From the date of this Agreement until Closing, Seller (i) will cause the Properties to be operated and maintained in a good and workmanlike manner consistent with prior practices, and will pay or cause to be paid all costs and expenses in connection therewith, (ii) will not abandon any Properties, (iii) will maintain insurance now in force with respect to the Properties, (iv) will comply with all the rules, regulations and orders of the Texas Railroad Commission which are applicable to Seller and the Properties, and will timely, properly and accurately make all reports required to be filed with the Texas Railroad Commission, (v) will perform and comply with all of the material covenants and conditions contained in the agreements relating to the Properties, and (vi) will pay all taxes and assessments with respect to the Properties which become due and payable prior to the Closing Date; provided however, in the absence of Buyer's written consent, from the date of this Agreement until the Closing, Seller shall not conduct or authorize any operation on the Properties requiring Authority for Expenditure (AFE) approval by working interest owners under applicable operating agreements, or an expenditure of $100,000.00 or more for the entire 100% of any single project (except for emergency operations and except for any AFEs identified on Exhibit "H" hereto). With respect to the Properties that are operated by Seller, as reimbursement for Seller's operating and managing the Properties for the period from the Effective Time to the Closing Date, Seller shall retain for its own account the amounts that are paid to Seller from third party non-operators as overhead charges under the accounting procedure attached to the applicable operating agreements with respect to the period after the Effective Time.

                  (d) Without the prior written consent of Buyer, from the date of this Agreement until Closing, Seller shall not enter into any new agreements or commitments with respect to the Properties, will not modify or terminate any of the agreements relating to the Properties, shall not encumber, sell, transfer, assign, convey, or otherwise dispose of any of the Properties other than personal property which is replaced by equivalent property or consumed in the operation of the Properties, and will not voluntarily compromise any amounts payable to Seller due to any casualty loss or any pending or threatened taking related to the Properties.

                  (e) Seller shall use all reasonable efforts to maintain its partnership status and to assure that as of the Closing it shall not be under any material partnership, legal or contractual restriction that would prohibit or delay the timely consummation of this transaction. With respect to any third-party consents and notices required under preferential rights to purchase provisions, Seller shall make requests of such third parties in compliance with applicable agreements, that such consents be given or waived and that such preferential rights be waived; provided however, nothing contained in this subsection of
         Section 4.01 shall require Seller to pay money or undertake any additional legal obligation.

                  (f) From the date of this Agreement until Closing, Seller shall permit Buyer's authorized representatives to consult with Seller and/or such third-party operator's agents and employees during reasonable business hours concerning the operations on or respecting the Properties that occur after the Effective Time and to conduct, at Buyer's sole risk and expense, on-site inspections (including, without limitation, site visits to offshore facilities of Seller), environmental assessments, reasonable tests and inventories of the Properties as provided in Section 5.03 hereof.

                  (g) As promptly as practicable and in any event not more than ten (10) days following the date on which the parties hereto shall have executed and delivered this Agreement, Seller will file with the Federal Trade Commission and the Department of Justice the notification and report form required for the transactions contemplated hereby and will as promptly as practicable furnish any supplemental information which may be reasonably requested in connection therewith pursuant to the HSR Act. Seller shall bear one-half (1/2) of the filing fees associated with filings made under the HSR Act and paid by Buyer or Seller.


                  (h) During the period from the date of this Agreement to the Closing Date, Seller shall use its best efforts to maintain its relationships with all suppliers, customers and others having business relationships with Seller with respect to the Properties so that such relationships will be preserved for Buyer on and after the Closing Date.

                  (i) Seller shall give Buyer notice of any litigation initiated by or against Seller, of which Seller has notice, and which relates to the Properties or the ability of Seller to proceed to Closing.



         4.02 - COVENANTS OF BUYER.  Buyer covenants and agrees with
Seller that:

                  (a) Buyer shall use all reasonable efforts to maintain its corporate status and to assure that as of the Closing, it will not be under any material corporate, legal or contractual restriction that would prohibit or delay the timely consummation of this transaction.

                  (b) As promptly as practicable and in any event not more than ten (10) days following the date on which each of the parties hereto shall have executed and delivered this Agreement, Buyer will file with the Federal Trade Commission and the Department of Justice the notification and report form required for the transactions contemplated hereby and will as promptly as practicable furnish any supplemental information which may be reasonably requested in connection therewith pursuant to the HSR Act. Buyer shall bear one-half (1/2) of the filing fees associated with filings made under the HSR Act and paid by Buyer or Seller.


                  (c) Buyer shall exercise all due diligence in safeguarding and maintaining secure all engineering, geological and geophysical data, reports and maps, accounting records, and all other confidential data or information relating to the Properties in the possession of Buyer. If the transaction contemplated by this Agreement is not consummated, Buyer shall return to Seller all information which Seller has delivered to Buyer which relate to the Properties.

                  (d) Buyer shall give Seller notice of any litigation initiated by or against Buyer, of which Buyer has notice, and which relates to the Properties or the ability of Buyer to proceed to Closing.


                                    ARTICLE V

                      TITLE MATTERS AND DEFECTIVE INTERESTS

         5.01 - DEFENSIBLE TITLE.

                  (a) As used herein, the term "Defensible Title" shall mean, as to the Properties, and each of them, such title, subject to the Permitted Encumbrances, which in all material respects

                            (1) is free and clear of liens or encumbrances, and
                  (A) is otherwise only subject to contractually binding arrangements which are conventional and which are customarily experienced in the oil and gas industry and (B) is not subject to any matters which will result in a breach of any warranty or representation made by Seller hereunder;

                           (2) entitles Seller to receive not less than (A) the
                  "Revenue Interest" set forth on Exhibit "D" hereto for each of the Wells of all oil, gas and associated liquid and gaseous hydrocarbons produced, saved and marketed from such Well, after deducting all royalty, overriding royalty and other leasehold burdens, and (B) the "Revenue Interest" set forth in Exhibit "J" attached hereto and made a part hereof for each of the separate tracts of land or proposed well locations described on Exhibit "J" hereto of all oil, gas and associated liquid and gaseous hydrocarbons produced, saved and marketed from a well which may be drilled on such separate tract of lands also, after deducting all royalty, overriding royalty and other leasehold burdens; and

                           (3) obligates Seller to bear costs and expenses
                  relating to the maintenance, development and operation of each of the Wells in an amount not greater than (A) the "Working Interest" set forth on Exhibit "D" hereto with respect to each of the Wells, unless there is a corresponding and proportionately equal increase in the Revenue Interest attributable to such Well, and (B) the "Working Interest" set forth on Exhibit "J" hereto with respect to each tract of land or proposed well location separately identified on Exhibit "J" hereto, unless there is a corresponding and proportionately equal increase in the Revenue Interest attributable to such tract of land.

                  (b) The term "Permitted Encumbrances" as used herein shall mean the following items relating to the Properties, provided none of the following items shall operate to increase the Working Interest of Seller set forth in Exhibit "D" and Exhibit "J" hereto for any of the Properties without a corresponding increase in the applicable Revenue Interests, or decrease the Revenue Interests of Seller set forth on Exhibit "D" and Exhibit "J" hereto for any of the Properties:

                           (1) lessors' royalties, overriding royalties, net
                  profits interests,
                  production payments, reversionary interests and similar burdens;

                           (2) preferential rights to purchase and required
                  third party or governmental consents to assignments and similar agreements with respect to which prior to Closing (i) waivers or consents are obtained from the appropriate parties,
                  (ii) the appropriate time period for asserting such rights has expired without an exercise of such rights, (iii) with respect to consent, such consent is not necessary to the validity of an assignment to Buyer and need not be obtained prior to an assignment, or (iv) arrangements can be made by Buyer or Seller to allow Buyer to receive substantially the same economic benefit as if all such waivers and consents had been obtained;

                           (3) liens for taxes or assessments not yet due or not
                  yet delinquent or, if delinquent, that are being contested in good faith in the normal course of business;

                           (4) liens, charges, or other encumbrances in favor of
                  operators relating to obligations not yet due or pursuant to which Seller is not in default;

                           (5) all rights to consent by, required notices to,
                  filings with, or other actions by governmental entities in connection with the sale or conveyance of oil and gas leases or interests therein;

                           (6) the terms and conditions of division orders,
                  sales contracts, the Leases, and the Contracts;

                           (7) rights of re-assignments in the event of intended
                  release or surrender of an interest;

                           (8) easements, rights-of-way, servitudes, permits,
                  surface leases and other rights in respect of surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like; and easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of the Properties, that are not such as to interfere materially with the operation, value or use of the Properties;

                           (9) rights reserved to or vested in any municipality
                  or governmental, statutory or public authority to control or regulate any of the Properties in any manner, and all applicable laws, rules and orders of governmental authority;

                           (10) Those matters described on Exhibit "K" attached
                  hereto and made a part hereof; and

                           (11) such Title Defects or other defects as Buyer has
                  waived in writing
                  or otherwise pursuant to the terms of this Agreement.

                  (c) The term "Title Defect" as used herein shall mean any encumbrances, encroachment, irregularity, defect in or objection to Seller's title to the Properties (expressly excluding Permitted Encumbrances), that alone or in combination with other defects renders Seller's title to the Properties less than Defensible Title.

         5.02 - DEFECTIVE INTERESTS.

         (a) As used herein the term "Defective Interest" shall mean

                           (1) That portion of the Properties affected by a
                  Title Defect;

                           (2) That portion of the Properties adversely affected
                  by Seller's material noncompliance with the laws, rules, regulations, ordinances or orders of any governmental agency or authority having jurisdiction over any portion of the Properties, including without limitation Environmental Laws (defined below) as may be reasonably determined in accordance with generally accepted industry practices and standards;

                           (3) That portion of the Properties adversely affected
                  by the default of Seller, or any other party, under an obligation of the Leases or Contracts;

                           (4) That portion of the Properties with respect to
                  which any preferential right to purchase is exercised unless Buyer elects to receive the consideration received from the exercise of such preferential right to purchase;

                           (5) That portion of the Equipment which has a
                  material defect, (resulting from design, construction, wear or other reason) which will prevent the continued operation of that portion of the Equipment in accordance with prior practice;

                           (6) That portion of the Properties destroyed by fire
                  or other casualty, or with respect to which there is a taking or threatened taking in condemnation or under the right of eminent domain, unless Buyer elects to receive the proceeds payable under any insurance policy covering such events;

                           (7) That portion of the Properties affected by any
                  suit, action or other proceeding before any court or government agency that would result in a loss or impairment of Seller's title to any portion of the Properties, or a portion of the value thereof; and

                           (8) Any Lease or Contract which is not valid and
                  subsisting and in full force and effect.

                  (b) As used herein the term "Defect Value" shall mean the lesser of:

                           (1) the Allocated Value of that part of the Property
                  affected by a Defective Interest; or

                           (2) the reduction in value of the Properties caused
                  by a Defective Interest.


         5.03 - BUYER'S RIGHT OF INSPECTION.Seller grants Buyer and its duly authorized representatives, contractors and subcontractors (collectively "Representatives") the limited right of entry to the Properties for the purpose of, inspecting the Properties in accordance with the terms of Section 4.01(e) hereof ("Permitted Activities"), subject however, to the following conditions:

                  (a) Buyer shall notify Seller of its desire to enter the Properties to conduct Permitted Activities at least 48 hours prior to such entry.

                  (b) Upon receipt of such notice, Seller shall allow Buyer and its Representatives to enter the Properties during normal business hours to conduct Permitted Activities. The Permitted Activities of Buyer and its Representatives shall not unreasonably interfere with Seller's operations or business, and Buyer and its Representatives shall not remain on the Properties subsequent to the completion of their Permitted Activities.

                  (c) The Permitted Activities shall be conducted in accordance with all applicable environmental and regulatory laws, rules and regulations, and commonly accepted standards for conducting such activities. Upon completion of its activity, Buyer and its Representatives shall restore the Property to its condition existing as of Buyer's entry thereon and remove all equipment and materials that were brought onto the Properties by Buyer and its Representatives. As soon as reasonably possible, Buyer shall provide Seller with a copy of all written reports prepared for Buyer as a result of conducting Permitted Activities.

                  (d) Buyer will be responsible for the conduct and protection of all persons involved in the Permitted Activities. Seller shall not have any right to control and shall not exercise any responsibility with respect to the Permitted Activities conducted by Buyer on the Properties, except that Seller shall have the right (but not the obligation) to prevent any damage to its property or disruption to its business. Buyer and its Representatives will undertake all measures reasonably necessary to protect all persons conducting the Permitted Activities on the Properties and any other persons who may enter the Properties during or after completion of the Permitted Activities.

                  (e) Neither Buyer nor its Representatives shall contact any federal, state, or local agency with respect to environmental conditions discovered on the Properties without the prior written permission and consent of Seller, except as may be otherwise required by applicable law, rule or regulation. Any proposal of Buyer or its Representatives to contact any federal, state, or local agency shall be delivered in writing to Seller for review and approval.

                  (f) BUYER AGREES TO FULLY INDEMNIFY, DEFEND, AND HOLD SELLER, ITS AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND CONTRACTORS HARMLESS FROM AND AGAINST ANY ALL CLAIMS, LIABILITIES, CAUSES OF ACTIONS, JUDGMENTS OR DEFENSE EXPENSES (INCLUDING REASONABLE ATTORNEYS FEES AND EXPERT EXPENSES) OF ANY PERSON, INCLUDING BUYER, ITS AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND CONTRACTORS, FOR (I) PERSONAL INJURY OR DEATH OF ANY PERSON, (II) DAMAGE TO THE PROPERTY OF SELLER, BUYER OR ANY OTHER PERSON, OR (III) ALL OTHER DAMAGES OR ECONOMIC LOSSES (INCLUDING ANY DAMAGES CAUSED BY THE NEGLIGENCE OF SELLER), ATTRIBUTABLE TO OR ARISING FROM THE PERMITTED ACTIVITIES, EXCEPT THERE SHALL BE NO LIABILITY OF BUYER TO THE EXTENT ANY SUCH INJURY, DAMAGE, OR LOSS IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SELLER.

         5.04 - NOTICE OF DEFECTIVE INTERESTS.

                  (a) Buyer shall give Seller notice of Defective Interests not later than twenty-one (21) days from the date of this Agreement. Such notice shall be in writing and shall include (i) a description of the Defective Interest (ii) the reason Buyer believes such Properties to be a Defective Interest, and (iii) the Defect Value asserted by Buyer with respect to the asserted Defective Interest. Buyer's notice(s) of Defective Interests shall not be effective unless and until the total of the asserted Defect Values for the asserted Defective Interests exceeds one-half of one percent (1/2%) of the Purchase Price. Buyer shall be deemed to have waived all Defective Interests of which Seller has not been given such notice within the time period prescribed in this Section 5.04(a).

                  (b) Upon being notified by Buyer pursuant to Section 5.04(a) of any asserted Defective Interest the Seller shall give written counter-notice to Buyer within five (5) days (i) that it either (A) will attempt to correct the asserted Defective Interest, or (B) does not intend to attempt to correct the Defective Interest; and (ii) whether it agrees or disagrees that the asserted Defective Interest exist, and (iii) whether it agrees or disagrees with the Defect Value asserted by the Buyer.

                  (c) If Seller gives counter-notice of intent to attempt to correct any asserted

         Defective Interest, it shall have a period of thirty (30) days from the receipt of the Buyer's notice (the "Cure Period") to attempt to correct such asserted Defective Interest at its own expense. The Closing shall not be extended, but to the extent that the Defect Value allocated to the Defective Interest when combined with the Defect Value of all other asserted Defective Interests exceeds one-half of one percent (1/2%) of the Purchase Price, a downward adjustment of the Purchase Price shall be made in such amount according to Section 2.02(b)(5). If Seller shall subsequently cure such Defective Interest within the Cure Period, such Defect Value as to which curative has been effected shall be a credit to Seller in the determination of the Final Settlement according to
         Section 8.01 hereof. If Seller is unable to cure such Defective Interest, Seller shall still have the right to assert the provisions of Sections 5.04 (d) and (e) below after Closing, in which case Buyer shall deposit the amount of the disputed Defect Value with the Escrow Agent according to Section 5.06 (b) below.

                  (d) If Seller gives counter-notice (or notice after the Cure Period according to Section 5.04 (c)) that it disagrees there is a Defective Interest, then the existence (and if it exists, the Defect Value), will be determined by arbitration pursuant to Section 5.05 hereof.

                  (e) If Seller gives counter-notice (or notice after the Cure Period according to Section 5.04 (c)) that it disagrees with the Defect Value asserted by Buyer in connection with a Defective Interest, then the amount of the Defect Value will be determined by arbitration pursuant to Section 5.05 hereof.

                  (f) The failure of Seller to deliver written counter-notice shall be deemed to be notice that Seller (i) will not attempt to correct that asserted Defective Interest, (ii) agrees that there is a Defective Interest and (iii) agrees with the Defect Value asserted by the Buyer.

                  (g) In determining which portions of the Properties are Defective Interests, it is the intent of the parties to include, when possible, only that portion of the Properties affected by the defect.


         5.05 - ARBITRATION PROCEDURES. If any matter is required by this Article to be arbitrated, such arbitration shall be conducted as set forth in this Section 5.05.

                  (a) The parties shall jointly select an acceptable person to serve as the sole arbitrator under this Agreement. If the parties are unable to agree upon the designation of a person as arbitrator under this Section 5.05, then either Seller or Buyer, or both such parties, may in writing request the American Arbitration Association to appoint a qualified arbitrator.

                  (b) Any arbitration hearing shall be held at a place in Fort Worth, Texas acceptable to the arbitrator.

                  (c) The arbitrator shall settle disputes regarding the existence of Defective Interests and/or the Defect Value thereof and Seller's attempts to correct any Title Defects in accordance with the Texas General Arbitration Act. Such arbitrator shall hear all arbitration matters arising under this Article V. The decision of the arbitrator shall be binding upon the parties, and may be enforced in any court of competent jurisdiction. Seller and Buyer, respectively, shall bear their own legal fees and other costs incurred in presenting their respective cases. The charges and expenses of the arbitrator shall be shared equally by Seller and Buyer.

                  (d) The arbitration shall commence within ten days after the arbitrator is selected as set forth in Section 5.05(a) above. In fulfilling his duties hereunder, the arbitrator shall be bound by the terms of this Agreement. In fulfilling any of his arbitration duties, the arbitrator may consider such other matters as in the opinion of the arbitrator are necessary or helpful to make a proper evaluation. Additionally, the arbitrator may consult with and engage disinterested third parties, including, without limitation, petroleum engineers, attorneys and consultants, to advise the arbitrator.

                  (e) If any arbitrator selected hereunder should die, resign or be unable to perform his duties hereunder, the parties, or if the parties are unable to agree, the American Arbitration Association shall select a replacement arbitrator. The aforesaid procedure shall be followed from time to time as necessary.

         5.06 - EFFECT OF DEFECTIVE INTERESTS ON THE CLOSING. If Buyer asserts any Defective Interests the following shall apply:

                  (a) The parties shall proceed to the Closing as provided in this Agreement if (i) Seller elects to cure the asserted defect according to Section 5.04(c), (ii) Buyer agrees to waive the relevant Defective Interest and purchase the Defective Interest notwithstanding the asserted Defective Interest, or (iii) Buyer and Seller agree to a Defect Value and the Purchase Price is reduced by such amount in accordance with Section 2.02(b) hereof.

                  (b) If any matter is referred to arbitration under Section
         5.05 of this Agreement and the Defect Value or Values asserted by Buyer with respect to the matters under arbitration when combined with all other Defective Interests totals less than ten percent (10%) of the Purchase Price (including an agreement by Buyer to waive any arbitration award which when combined with all other Defective Interests would exceed ten percent (10%) of the Purchase Price), then the parties shall proceed to Closing, the asserted Defective Interests shall be conveyed to Buyer, and the Closing Amount (defined below) shall be reduced by an amount equal to the asserted Defect Values of the asserted Defective Interests (the "Withheld Payment"). The Withheld Payment shall be placed in escrow with the same entity under essentially the same terms as the Earnest Money (defined below). The Withheld Payment shall be paid as follows:

                  (i) If the arbitrator decides that any Defective Interest asserted by the Buyer is not a Defective Interest, then the Withheld Payment with respect to the asserted Defective Interest shall be paid to the Seller.

                  (ii) If the arbitrator decides that any one or more of the Defective Interests asserted by the Buyer are in fact Defective Interests, then, the Withheld Payment, to the extent it, when combined with all other Defective Interests, exceeds one-half of one percent (1/2%) of the Purchase Price up to the amount of the Defect Value, as determined by the arbitrator, shall be distributed to the Buyer, and the remainder, if any, shall be distributed to the Seller.

                  (c) If any matter is referred to arbitration under Section
         5.05 of this Agreement and the Defect Value asserted by Buyer with respect to the matters under arbitration when combined with all other Defective Interests totals ten percent (10%) of the Purchase Price or more, then, unless the parties otherwise agree, the Buyer waives its rights to an arbitration award, which, when combined with all other Defective Interests exceeds ten percent (10%) of the Purchase Price, or this Agreement is terminated by Seller pursuant to Article IX hereof. If none of the foregoing occurs, the Closing shall be postponed until the arbitrator renders his final decision . After the arbitrator renders his final decision the parties shall proceed to the Closing, and the Purchase Price will be reduced by the Defect Value found by the arbitrator to the extent it, when combined with all other Defective Interests, exceeds one-half of one percent (1/2%) of the Purchase Price; provided however, nothing contained in this Section 5.06(c) shall be deemed to in any way modify or terminate Seller's or Buyer's conditions to Closing under Section 6.01(d) or 6.02(d).

         5.07 - INCREASED INTERESTS OF SELLER.. If Seller owns a greater undivided interest in the Properties than reflected in the Exhibits hereto which results in an increase in value of a portion of the Properties, the party discovering such inaccuracy shall immediately notify the other party and Buyer and Seller shall endeavor to agree upon an amount that will be set-off against the Defect Value of the Defective Interests in accordance with Section 2.02(b)(3) (the "Upward Adjustment"). If Buyer and Seller fail to agree to the Upward Adjustment, Seller may elect to have that portion of the Properties subject to such increase in value excluded from the Properties to be purchased by Buyer.


                                   ARTICLE VI

                              CONDITIONS TO CLOSING

         6.01 - SELLER'S CONDITIONS. The obligations of Seller at the Closing are subject, at the option of Seller, to the satisfaction at or prior to the Closing of the following conditions:

                  (a) All representations and warranties of Buyer contained in this Agreement shall be true in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing; and Buyer shall have performed and satisfied all material obligations in all material respects required by this Agreement to be performed and satisfied by Buyer at or prior to the Closing.

                  (b) No suit or other proceeding shall be pending before any court or governmental agency seeking to restrain or prohibit or declare illegal, or seeking substantial damages in connection with, the purchase and sale contemplated by this Agreement.

                  (c) All necessary consents, permissions, novations and approvals by third parties in connection with the sale and transfer of the Properties shall have been received prior to Closing, except those required consents, permissions, novations and approvals which are Permitted Encumbrances.

                  (d) Defective Interests will not reduce the Purchase Price by more than ten percent (10%).

                  (e) The waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated hereby shall have expired or been terminated.

                  (f) All transactions contemplated by that certain Purchase and Sale Agreement (the "Plant Agreement") of even date herewith between Rockland, L.P. and Buyer shall have closed pursuant to the terms of such agreement.

         6.02 - BUYER'S CONDITIONS. The obligations of Buyer at the Closing are subject, at the option of Buyer, to the satisfaction at or prior to the Closing of the following conditions:

                  (a) All representations and warranties of Seller contained in this Agreement ( except for the the representations and warranties set forth in Sections 3.01(i),(k), (l) and (m))shall be true in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing; and Seller shall have performed and satisfied all material agreements in all material respects required by this Agreement to be performed and satisfied by Seller at or prior to the Closing.

                  (b) No suit or other proceeding shall be pending before any court or governmental agency seeking to restrain or prohibit or declare illegal, or seeking substantial damages in connection with, the purchase and sale contemplated by this Agreement.

                  (c) All necessary consents, permissions, novations and approvals by third parties in connection with the sale and transfer of the Properties shall have been received prior to Closing, except those required consents, permissions, novations and approvals which are Permitted Encumbrances.

                  (d) Defective Interests will not reduce the Purchase Price by more than ten percent (10%).

                  (e) The waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated hereby shall have expired or been terminated.

                  (f) All transactions contemplated by the Plant Agreement shall have closed pursuant to the terms of such agreement.

                                   ARTICLE VII

                                     CLOSING

         7.01 - DATE OF CLOSING. Unless the parties hereto mutually agree otherwise and subject to the conditions stated in this Agreement, the consummation of the transactions contemplated hereby (herein called the "Closing") shall be held at the offices of Seller in Fort Worth, Texas, on the later of:

         (i) February 14, 1997;

         (ii) February 21, 1997 if the SEC gives notice to Buyer that it will not review Buyer's Public Offering and as of February 14, 1997 Buyer is actively engaged in soliciting offers to purchase the securities to be offered in the Public Offering and Buyer has requested in writing on or before February 14, 1997 an extension to the Closing Date and Buyer has paid to Seller the sum of $500,000 in cash (which shall be in addition to the Purchase Price) on or prior to February 14, 1997; notwithstanding the extension of the Closing Date under this subclause
         (ii) to February 21, 1997, on February 14, 1997, Buyer shall issue to Seller Buyer's Stock;

         (iii) February 28, 1997 if Buyer has extended the Closing Date according to subclause (ii) above, and Buyer has requested a further extension to February 28, 1997 which Seller has, in its sole discretion, agreed to and Buyer has paid to Seller the additional sum of $500,000 in cash (which shall be in addition to the Purchase Price) on or prior to February 21, 1997; or

         (iv) Three (3) business days following the expiration or termination of the applicable waiting period (and any extension thereof) under the HSR Act.

The date on which closing occurs is referred to herein as the "Closing
Date."

         7.02 - CLOSING OBLIGATIONS. At the Closing, the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

                  (a) Seller shall execute, acknowledge and deliver an assignment, bill of sale, and conveyance in recordable form (in sufficient counterparts to facilitate recording) sufficient to convey to Buyer the Properties with covenants of special warranty as to all Leases, such conveyance to be in the form attached hereto as Exhibit "L"; provided, however, the assets described in Sections 1.01 (f), (g) and (h) hereof shall be transferred to Buyer on a form of conveyance or bill of sale reasonably acceptable to Buyer and Seller without warranty of title, AS IS, WHERE IS, and with all faults, and disclaiming all implied warranties, and, as to state or federal leases that are included in the Properties, Seller shall execute, acknowledge and deliver an assignment (in sufficient counterparts for filing with the applicable governmental agency) sufficient to convey to Buyer such state or federal leases, such conveyances to be in the form prescribed by the applicable governmental agency.

                  (b) Seller shall prepare and deliver to Buyer and Seller and Buyer shall execute and deliver a settlement statement (herein called the "Preliminary Settlement Statement") that shall set forth the Closing Amount (as hereinafter defined) and each adjustment and the calculation of such adjustments used to determine such amount. The term "Closing Amount" shall mean the Purchase Price adjusted as provided in
         Section 2.02, using for such adjustments the best information then available. Seller shall deliver a draft of the Preliminary Settlement Statement to Buyer at least three (3) business days prior to Closing.

                  (c) Buyer shall pay the cash portion of the Purchase Price other than the Earnest Money (being the amounts set forth in Section 2.01(a) and, if applicable, Section 2.01(c)(ii)) to Seller by wire transfer in immediately available funds.

                  (d) The Escrow Agent shall deliver the Earnest Money plus interest earned thereon to Seller.

                  (e) Unless previously delivered to Seller under Section 7.01(ii), Buyer shall deliver to Seller a certificate or certificates in definitive form representing the Buyer's Stock to be issued to Seller pursuant to Section 2.01 hereof.

                  (f) If Section 2.01(c)(i) is applicable, Buyer shall execute and deliver to Seller the Note.

                  (g) If Section 2.01(c)(i) is applicable, Buyer shall deliver to Seller the Letter of Credit.

                  (h) Seller and Buyer shall execute Texas Railroad Commission Forms P-4 designating Buyer operator of the Properties previously operated by Seller, subject however to the rights of third parties under applicable operating agreements, and Seller shall file such forms with the Texas Railroad Commission.

                  (i) Seller shall deliver to Buyer, (1) a certificate signed by a responsible officer of the General Partner of Seller certifying that all of the representations and warranties of Seller made hereunder are true and correct at and as of Closing, as if made on the Closing Date,
         (2) a certified copy of the Executive Committee of the Board of Directors of the General Partner of Seller authorizing the transactions contemplated by the Agreement, such certified copy to show the dates of adoption and that on the Closing Date the resolutions have not been rescinded or modified, and (3) a Certificate of the Secretary of the General Partner of Seller showing the incumbency of the officers of the General Partner of Seller executing instruments on behalf of the General Partner of Seller.

                  (j) Buyer shall deliver to Seller (1) a certificate signed by a responsible officer of Buyer certifying that all of the representations and warranties of Buyer made hereunder are true and correct at and as of Closing, as if made on the Closing Date, (2) a certified copy of the Board of Directors resolution of Buyer authorizing the transaction contemplated by the Agreement, such certified copy to show the date of adoption and that on the Closing Date it has not been rescinded or modified, (3) a Certificate of the Secretary of Buyer showing the incumbency of the officers of Buyer executing instruments on behalf of Buyer, and (4) such documents as may be reasonably requested by Seller demonstrating that Buyer is a qualified operator with the Texas Railroad Commission and has posted all bonds required by it.

                  (k) Seller shall deliver to Buyer all funds held in suspense by Seller with respect to the Properties together with a report in reasonable detail setting forth the reasons such funds are held in suspense.

                  (l) Seller and Buyer shall execute, acknowledge and deliver such transfer orders or letters in lieu thereof, as may be reasonably requested and prepared by Buyer, directing all purchasers of production to make payment to Buyer of proceeds attributable to production from the Properties assigned to Buyer.

                  (m) Seller shall have delivered to Buyer a favorable opinion of Murphy Mahon Keffler & Farrier, L.L.P., counsel to Seller, dated the Closing Date, substantially in the form of Exhibit "M" hereof.

                  (n) Buyer shall have delivered to Seller a favorable opinion of Rubin Baum Levin Constant & Friedman, counsel to Buyer, dated the Closing Date, substantially in the form of Exhibit "N" hereof.

                                  ARTICLE VIII

                            OBLIGATIONS AFTER CLOSING

         8.01 - POST-CLOSING ADJUSTMENTS.

                  (a) As soon as practicable after the Closing, but not later than 60 days after the Closing, Seller shall prepare and deliver to Buyer, in accordance with this Agreement and generally accepted accounting principles, a statement ("Seller's Final Settlement Statement") setting forth each adjustment to Purchase Price that was not finally determined as of the Closing and showing the calculation of such adjustments. As soon as practicable after receipt of Seller's Final Settlement Statement, and no later than 90 days after the Closing Date, Buyer shall deliver to the Seller a written report containing any changes that Buyer proposes be made to Seller's Final Settlement Statement. The parties shall undertake to agree with respect to the amounts due pursuant to such Post-Closing adjustment not later than 135 days after the Closing Date. If Buyer fails to propose any changes to the accounting set forth in the Seller's Final Settlement Statement, it shall be deemed that Buyer agrees with Seller's Final Settlement Statement. The final agreed price paid by Buyer to Seller for the Properties after all adjustments is hereinafter referred to as the "Final Purchase Price." The date upon which such agreement is reached or upon which the Final Purchase Price is established, shall be herein called the "Final Settlement Date".

                  (b) If Seller and Buyer are unable to agree upon the Final Sales Price within 135 days from the Closing Date, Price Waterhouse, independent public accountants, is designated to act as an arbitrator and to decide all points of disagreement with respect to the Final Sales Price, such decision to be binding upon both parties. If such firm is unwilling or unable to serve in such capacity, Seller and Buyer shall attempt to, in good faith, designate another acceptable person as the sole arbitrator under this Section . If the parties are unable to agree upon the designation of a person as substitute arbitrator, then Seller or Buyer, or both of them, may in writing request the American Arbitration Association to appoint the substitute arbitrator. The arbitration shall be conducted under the Texas General Arbitration Act and the rules of the American Arbitration Association to the extent such rules do not conflict with the terms of such Act and terms hereof. The costs and expenses of the arbitrator, whether the firm designated above, or a third party appointed pursuant to the preceding sentence shall be shared equally by Seller and Buyer. Within five (5) days after the decision of the arbitrator, the Buyer or Seller, as the case may be, shall promptly make a cash payment to the other equal to the sum as may be found to be due as the Final Sales Price. Notwithstanding the foregoing provisions of this Section 8.01(b), any questions with respect to a Defective Interest or Defect Value shall be resolved pursuant to the terms of Article V hereof.

         8.02 - SALES TAXES AND RECORDING FEES. Buyer shall pay all sales taxes occasioned by the sale of the Properties and all documentary, filing and recording fees required in connection with the filing and recording of any assignments.

         8.03 - FURTHER ASSURANCES. After Closing, Seller and Buyer shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action including payment of monies as may be necessary or advisable to carry out their obligations under this Agreement and under any document, certificate or other instrument delivered pursuant hereto or required by law.

         8.04 - BUYER'S POST-CLOSING OBLIGATIONS.

                  (a) If at any time subsequent to the Closing, Buyer comes into possession of money or property belonging to the Seller that was not previously accounted for by credit or adjustment according to this Agreement such money or other property shall be promptly delivered to the Seller.

                  (b) Buyer assumes all liabilities attributable to the Properties arising from, attributable to, or alleged to be arising from or attributable to a violation of, or the failure to perform any obligation imposed by any and all laws, statutes, ordinances, rules, regulations, orders or determinations of any governmental authority pertaining to health or environment, including Environmental Laws, in effect where the Properties are located, regardless of when such violation or failure to perform occurred or is deemed to have occurred, EXCEPT THAT Buyer does not assume, and Seller shall retain any liability attributable to compliance with, violation of, or the failure to perform any obligation with respect to the Properties imposed by any Environmental Laws (as defined below) provided that such liability, when added to any liability of Rockland, L.P. under the Plant Agreement for the violation of, or the failure to perform any obligation imposed by any Environmental Law with respect to the assets covered by the Plant Agreement, shall not exceed $8,000,000 in the aggregate (the "Aggregate Liability Amount"), if and only if (i) such liability or obligation occurred prior to the Effective Time, and (ii) Buyer has provided written notice of such liability or obligation specifying the location and nature of the such liability within one (1) year from the Closing Date ("Environmental Liability"). Buyer does assume any liability attributable to compliance with, violation of, or the failure to perform any obligation with respect to the Properties imposed by, any Environmental Laws which occurred prior to the Effective Time and which is in excess of the Aggregate Liability Amount. In connection with this assumption of liability by Buyer, Buyer agrees that prior to Closing it will conduct such inspections of the properties as deemed necessary by it to fully evaluate the condition of the Properties. As used in this Agreement "Environmental Laws" means all laws, as they exist on the date hereof, relating to (a) the control of any pollutant or potential pollutant or protection of the air, water, land or the environment, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, or (c) exposure to hazardous, toxic, explosive, corrosive or other substances alleged to be harmful. "Environmental Laws" shall include, but not be limited to, the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Clean Water Act 33 U.S.C. Section 1251 et seq., the Resource Conservation Recovery Act, 42 U.S.C. Section 6901 et seq., the Superfund Amendments and Reauthorization Act, 42 U.S.C. Section 11001 et seq., the Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., and the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq.

                  (c) Except with respect to Environmental Liabilities as defined in Section 8.04(b), Buyer assumes all duties and obligations of the owner of the Properties which accrue or arise from and after the Effective Time. Without limitation of the foregoing, Buyer assumes (i) all obligations of Seller under the Contracts arising after the Effective Time, (ii) all accounts payable and contractual obligations incurred by Seller in accordance with this Agreement with respect to the Properties attributable to periods on or after the Effective Time,
         (iii) the obligation to make proper distribution of any suspense accounts transferred to Buyer in accordance with standard industry practice, regardless of whether the suspense funds accrued prior or subsequent to the Effective Time, (iv) all obligations to properly remove all pipe and equipment, close pits and to cleanup and restore any property included in or affected by the Properties, and (v) all liabilities and obligations resulting from injury or death to persons and damage to property which occur after the Closing Date.

                  (d) If, pursuant to Section 4.01(d), Seller does not provide notice to any third parties under preferential rights to purchase provisions requesting waiver of such provisions, or if such request for waiver is made by Seller prior to Closing, but the third party's waiver of or election to exercise the preferential right is not due under the applicable agreement until after Closing, the affected Property shall be conveyed to and purchased by Buyer at Closing pursuant to the terms of this Agreement subject to the terms of the applicable preferential right to purchase. After Closing, Buyer shall, if necessary, provide notice to the appropriate third parties requesting waiver of the applicable preferential rights to purchase and/or comply with the terms of the preferential rights to purchase that are properly exercised after Closing, with Buyer receiving all consideration payable upon the exercise of such preferential rights to purchase.

                  (e) For a period of one (1) year after the Closing Date, Buyer, or its successor who expressly assumes its obligations and liabilities hereunder, shall maintain its corporate or other legal status and shall at all times own assets having a value net of liabilities of not less than $50,000,000.

                  (f) BUYER AGREES TO INDEMNIFY, RELEASE, DEFEND AND HOLD HARMLESS SELLER, ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, REPRESENTATIVES, AFFILIATES, SUBSIDIARIES, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY CLAIMS, LIABILITIES, LOSSES, DAMAGES, COSTS AND EXPENSES (INCLUDING WITHOUT LIMITATION, DAMAGE TO PROPERTY, OR INJURY OR DEATH OF PERSONS, COURT COSTS, REASONABLE ATTORNEY'S FEES AND EXPENSES OF EXPERTS) CAUSED BY, ARISING FROM OR ATTRIBUTABLE TO THE BREACH BY BUYER OF ANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR THE OWNERSHIP OR OPERATION OF THE PROPERTIES AFTER THE EFFECTIVE DATE, REGARDLESS OF WHETHER SUCH CLAIMS, LIABILITIES, LOSSES, DAMAGES, COSTS OR EXPENSES ARE DUE IN WHOLE OR IN PART TO THE NEGLIGENCE OF SELLER.

         8.05 - SELLER'S POST-CLOSING OBLIGATIONS.

                  (a) If at any time subsequent to the Closing, Seller comes into possession of money or property belonging to the Buyer that was not previously accounted for by credit or adjustment according to this Agreement such money or other property shall be promptly delivered to the Buyer.

                  (b) Except for the obligations assumed by Buyer pursuant to
         Section 8.04 hereof, Seller shall be responsible for and discharge (i) Environmental Liabilities as defined in Section 8.04(b) hereof, and in connection therewith, Buyer shall allow Seller reasonable access to the Properties affected by the Environmental Liabilities to conduct clean-up and remedial operations, and (ii) all other claims, costs, expenses and liabilities with respect to the Properties which accrue or relate to the times prior to the Effective Time, including claims and liabilities for unpaid royalties that are not included in the suspense funds transferred to Buyer.

                  (c) For a period of one (1) year after the Closing Date, Seller Rockland, L..P., or any of their respective successors who expressly assumes its obligations and liabilities hereunder, shall maintain its partnership or other legal status and shall at all times own assets having a value net of liabilities of not less than $50,000,000.

                  (d) If Seller is unable to transfer to Buyer any seismic, geological, geochemical or geophysical data (the "Seismic Data") concerning or relating to the Properties because of legal constraints, obligations of confidence or prior agreements with third parties, Seller shall, upon request by Buyer, make such Seismic Data available for review by Seller to the extent that such review is also not prohibited by such restrictions.

                  (e) SELLER AGREES TO INDEMNIFY, RELEASE, DEFEND AND HOLD HARMLESS BUYER, ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, REPRESENTATIVES, AFFILIATES, SUBSIDIARIES, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY CLAIMS, LIABILITIES, LOSSES, DAMAGES, COSTS AND EXPENSES (INCLUDING WITHOUT LIMITATION, DAMAGE TO PROPERTY, OR INJURY OR DEATH OF PERSONS, COURT COSTS, REASONABLE ATTORNEY'S FEES AND EXPENSES OF EXPERTS) CAUSED BY, ARISING FROM OR ATTRIBUTABLE TO THE BREACH BY SELLER OF ANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT, THE ENVIRONMENTAL LIABILITIES AS DEFINED IN SECTION 8.04(b), OR THE OWNERSHIP OR OPERATION OF THE PROPERTIES PRIOR TO THE EFFECTIVE TIME (EXCEPT WITH RESPECT TO LIABILITIES EXPRESSLY ASSUMED BY BUYER UNDER THIS AGREEMENT).

         8.06 - FILES AND RECORDS. As soon as practicable after Closing, Buyer and Seller shall arrange for the delivery of the Records to Buyer. For a period of two years after the Closing Date Buyer shall allow Seller access to the Records during Buyer's normal business hours after Closing for the purpose of filing or amending a tax return or for any other legitimate business purpose; provided that any copies of Records made by Seller shall be at the sole expense of Seller.


         8.07 - DISCLAIMERS OF REPRESENTATIONS AND WARRANTIES. The express representation and warranties of Seller contained in this Agreement are exclusive and are in lieu of all other representations and warranties, express, implied or statutory. BUYER ACKNOWLEDGES THAT, EXCEPT FOR SELLER'S EXPRESS REPRESENTATIONS, WARRANTIES AND AGREEMENTS CONTAINED HEREIN, SELLER HAS NOT MADE, AND SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND BUYER HEREBY EXPRESSLY WAIVES ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO (I) THE ENVIRONMENTAL CONDITION OF THE ASSETS, (II) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (III) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (IV) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (V) ANY RIGHTS OF PURCHASERS UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (VI) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW AND (VII) THE QUALITY, QUANTITY OR VOLUME OF ANY OIL, AND GAS RESERVES; IT BEING THE EXPRESS INTENTION OF BOTH BUYER AND SELLER THAT THE PERSONAL PROPERTY, EQUIPMENT AND FIXTURES INCLUDED WITHIN THE ASSETS ARE TO BE CONVEYED TO BUYER IN THEIR PRESENT CONDITION AND STATE OF REPAIR, "AS IS" AND "WHERE IS" WITH ALL FAULTS, AND THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS BUYER DEEMS APPROPRIATE. SELLER AND BUYER AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED IN THIS SECTION ARE "CONSPICUOUS" DISCLAIMERS FOR THE PURPOSES OF ANY APPLICABLE LAW, RULE OR ORDER.

         8.08 - WAIVER OF DTPA. It is the intent of the parties that Buyer's rights and remedies with respect to this transaction and with respect to all acts or practices of Seller, past, present or future, in connection with this transaction shall be governed by legal principles other than the Texas Deceptive Trade Practices - Consumer Protection Act, Tex. Bus. & Ann. Section 17.41 et seq. (Vernon 1987 and Supp. 1994) (the "DTPA") or any similar statute of any jurisdiction that may be applicable to the transactions contemplated hereby. As such, Buyer hereby waives the applicability of the DTPA or any similar statute to this transaction and any and all duties, rights or remedies that might be imposed by the DTPA or any similar statute; provided, however, Buyer does not waive Section 17.555 of the DTPA. Buyer acknowledges, represents and warrants that it is purchasing the assets covered by this Agreement for commercial or business matters; that it is able to evaluate the merits and risks of a transaction such as this; and that it is not in a significantly disparate bargaining position with Seller. Buyer expressly recognizes that the price for which Seller has agreed to sell the assets and perform its obligations under this Agreement has been predicated upon the inapplicability of the DTPA or any similar statute and this waiver of the DTPA and any similar statute. Buyer further recognizes that Seller, in determining to proceed with the entering into of this Agreement has expressly relied on the provisions of this Section 8.08.


         8.09 - RESIGNATION OF OPERATOR. On the Closing Date, Seller shall resign as operator of all of the Properties it operates, as provided in any applicable operating agreement, and shall use reasonable efforts to secure the consents necessary for Buyer to become operator of the Properties previously operated by Seller. With respect to those Properties as to which Buyer becomes operator, Seller shall relinquish operations to Buyer on the Closing Date. At the time Seller relinquishes operations to Buyer, Seller shall deliver to Buyer all amounts payable to third parties out of production attributable to the Properties and held in suspense by Seller.

         8.10 - REGISTRATION OBLIGATIONS OF BUYER.

                  (a) Shelf Registration. Within thirty (30) days from the Closing Date, Buyer shall prepare and file with the Securities and Exchange Commission, or any successor body thereto (the "Commission"), a shelf registration statement on Form S-3 or other appropriate form (the "Registration Statement") pursuant to Rule 415 under the Securities Act of 1933, as amended, and all rules and regulations under such Act (the "Securities Act") covering the Buyer's Stock.

                  (b) Registration Procedures. In connection with the Registration Statement, Buyer shall use its best efforts to effect the registration of the Buyer's Stock, and pursuant thereto, Buyer shall as expeditiously as possible:

                           (i) prepare and file with the Commission the
Registration Statement on the appropriate form with respect to such Buyer's Stock and use all reasonable efforts to cause the Registration Statement to become effective as soon as legally practicable following its filing (provided that before filing a Registration Statement or prospectus or any amendments or supplements thereto, Buyer will furnish to the counsel selected by Seller copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel);

                           (ii) prepare and file with the Commission such
amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement in accordance with the intended methods of disposition by Sellers set forth in the Registration Statement;

                           (iii) furnish to Seller such number of copies of the
Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement (including each preliminary prospectus) and such other documents as Seller may reasonably request in order to facilitate the disposition of the Buyer's Stock;

                           (iv) use its reasonable efforts to register or
qualify the Buyer's Stock under such other securities or blue sky laws of such jurisdictions within the United States as Seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable Seller to consummate the disposition in such jurisdictions of the Buyer's Stock (provided that Buyer will not be required to qualify generally to do business or file any general consent to service of process in any jurisdiction where it would not otherwise be required to qualify or file but for this subparagraph);

                           (v) notify Seller, at any time when a prospectus
relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the request of Seller, Buyer will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the Buyer's Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                           (vi) use its reasonable efforts to cause all of the
Buyer's Stock to be listed on each securities exchange on which similar securities issued by Buyer are then listed;

                           (vii) provide a transfer agent and registrar (which
may be Buyer) for all of the Buyer's Stock not later than the effective date of the Registration Statement;

                           (viii) enter into such customary agreements
(including underwriting agreements in customary form) and take all such other actions as Seller reasonably requests in order to expedite or facilitate the disposition of the Buyer's Stock (including, without limitation, effecting a stock split or a combination of shares);

                           (ix) make available for inspection by Seller, any
underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by Seller or underwriter, all financial and other records (as may be reasonably requested), pertinent corporate documents and properties of Buyer as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Buyer's officers, directors,, employees and independent accountants to supply all information reasonably requested by Seller, underwriter, attorney, accountant or agent in connection with the Registration Statement; provided, however, Seller agrees that information obtained by it as a result of such inspections which is deemed confidential shall not be used by it as the basis for any market transaction in securities of the company unless and until such information is made generally available to the public and Seller shall cause any attorney, accountant or agent retained by Seller to keep confidential any information so deemed;

                           (x) otherwise use reasonable efforts to comply with
all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of Buyer's first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                           (ix) in the event of the issuance of any stop order
suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in the Registration Statement for sale in any jurisdiction, Buyer will use reasonable efforts promptly to obtain the withdrawal of such order;

                           (xii) use reasonable efforts to cause the Buyer's
Stock covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable Seller to consummate the disposition of the Buyer's Stock;

                  (c) Registration Expenses. Buyer shall bear and pay all expenses in connection with the registration effected pursuant to this Section 8.10, including, without limitation, (i) all expenses incident to Buyer's performance of or compliance with the registration rights granted hereunder, including (without limitation) all registration and filing fees, fees and expenses of compliance with securities and blue sky laws, printing and engraving expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel for Buyer, all independent certified public accountants and underwriters (excluding discounts and commissions, which shall be the obligation of Seller), (ii) the expense of any annual audit and the fees and expenses incurred in connection with the listing of the securities to be registered on each of the securities exchange on which similar securities issued by Buyer are then listed, and (iii) in connection with the registration hereunder, the reasonable fees and disbursements of counsel chosen by Seller.

                  (d) Restriction on Sales of Buyer's Stock.. If, in the written opinion of Buyer's managing underwriter for the Public Offering, the sale by Seller of any of Buyer's Stock during the offering period for the Public Offering could have a material adverse affect on the Public Offering, then Seller shall not sell or cause to be sold any of the Buyer's Stock for such period that is recommended in the written opinion of Buyer's managing underwriter, provided that such period shall not exceed 45 days after the effective date of the registration statement for the Public Offering.

                  (e) INDEMNIFICATION. BUYER SHALL INDEMNIFY AND HOLD HARMLESS, WITH RESPECT TO THE REGISTRATION STATEMENT FILED BY IT, TO THE FULL EXTENT PERMITTED BY LAW, SELLER AND EACH OTHER

PERSON OR ENTITY, IF ANY, WHO CONTROLS SELLERS WITH IN THE MEANING OF SECTION 15 OF THE SECURITIES ACT (COLLECTIVELY, "HOLDER INDEMNIFIED PARTIES") AGAINST ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND EXPENSES, JOINT OR SEVERAL, TO WHICH ANY SUCH HOLDER INDEMNIFIED PARTY MAY BECOME SUBJECT UNDER THE SECURITIES ACT, THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, AND ALL RULES AND REGULATIONS UNDER SUCH ACT, AT COMMON LAW OR OTHERWISE, INSOFAR AS SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR EXPENSES (OR ACTIONS OR PROCEEDINGS, WHETHER COMMENCED OR THREATENED, IN RESPECT THEREOF) ARISE OUT OF OR ARE BASED UPON (I) ANY UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OF A MATERIAL FACT CONTAINED IN THE REGISTRATION STATEMENT AS CONTEMPLATED HEREBY OR ANY OMISSION OR ALLEGED OMISSION TO STATE THEREIN A MATERIAL FACT REQUIRED TO BE STATED THEREIN OR NECESSARY TO MAKE THE STATEMENTS THEREIN NOT MISLEADING, (II) ANY UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OF A MATERIAL FACT CONTAINED IN ANY PRELIMINARY, FINAL OR SUMMARY PROSPECTUS, TOGETHER WITH THE DOCUMENTS INCORPORATED BY REFERENCE THEREIN (AS AMENDED OR SUPPLEMENTED IF BUYER SHALL HAVE FILED WITH THE COMMISSION ANY AMENDMENT THEREOF OR SUPPLEMENT THERETO), OR ANY OMISSION OR ALLEGED OMISSION TO STATE THEREIN A MATERIAL FACT REQUIRED TO BE STATED THEREIN OR NECESSARY IN ORDER TO MAKE THE STATEMENTS THEREIN, IN THE LIGHT OF THE CIRCUMSTANCES UNDER WHICH THEY WERE MADE, NOT MISLEADING, OR (III) ANY VIOLATION BY BUYER OF ANY FEDERAL, STATE OR COMMON LAW RULE OR REGULATION APPLICABLE TO BUYER AND RELATING TO ACTION OF OR INACTION BY BUYER IN CONNECTION WITH ANY SUCH REGISTRATION; AND IN EACH SUCH CASE, BUYER SHALL REIMBURSE EACH SUCH HOLDER INDEMNIFIED PARTY FOR ANY REASONABLE LEGAL OR OTHER EXPENSES INCURRED BY ANY OF THEM IN CONNECTION WITH INVESTIGATING OR DEFENDING ANY SUCH LOSS, CLAIM, DAMAGE, LIABILITY, EXPENSE, ACTION OR PROCEEDING; PROVIDED, HOWEVER, THAT BUYER SHALL NOT BE LIABLE TO ANY SUCH HOLDER INDEMNIFIED PARTY IN ANY SUCH CASE TO THE EXTENT, THAT ANY SUCH LOSS, CLAIM, DAMAGE, LIABILITY OR EXPENSE (OR ACTION OR PROCEEDING, WHETHER COMMENCED OR THREATENED, IN RESPECT THEREOF) ARISES OUT OF OR IS BASED UPON ANY UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OR OMISSION OR ALLEGED OMISSION MADE IN THE REGISTRATION STATEMENT OR AMENDMENT THEREOF OR SUPPLEMENT THERETO OR IN ANY SUCH PRELIMINARY, FINAL OR SUMMARY PROSPECTUS IN RELIANCE UPON AND IN CONFORMITY WITH WRITTEN INFORMATION FURNISHED TO BUYER BY OR ON BEHALF OF ANY SUCH HOLDER INDEMNIFIED PARTY FOR USE IN THE PREPARATION THEREOF. SUCH INDEMNITY AND REIMBURSEMENT OF EXPENSES AND

OTHER OBLIGATIONS SHALL REMAIN IN FULL FORCE AND EFFECT REGARDLESS OF ANY INVESTIGATION MADE BY OR ON BEHALF OF THE HOLDER INDEMNIFIED PARTIES AND SHALL SURVIVE THE TRANSFER OF SUCH SECURITIES BY SUCH HOLDER INDEMNIFIED PARTIES.

         8.11 - SURVIVAL. The representations, warranties, covenants, agreements and indemnities included or provided in Article III, in Article IV, in Section 5.03(f), this Article VIII, in Article X, in Article XI, in Article XII, and in the assignments and agreements to be delivered at the Closing shall survive the Closing for a period of one (1) year after the Closing Date. All other representations, warranties, covenants, certificates, instruments and agreements contained in or referred to in this Agreement shall terminate at Closing.


                                   ARTICLE IX

                            TERMINATION OF AGREEMENT

         9.01 - TERMINATION. This Agreement and the transactions contemplated hereby may be terminated in the following instances:

                  (a) by Seller if the conditions set forth in Section 6.01 are not satisfied in all material respects or waived prior to the Closing Date;

                  (b) by Buyer if the conditions set forth in Section 6.02 are not satisfied in all material respects or waived prior to the Closing Date;

                  (c) By Seller if pursuant to Section 5.04 hereof Buyer gives Seller notice of Defective Interests having a Defect Value equal to or greater than ten percent (10%) of the Purchase Price and Buyer asserts a reduction in the Purchase Price according to Section 2.02(b)(3) hereof that is in excess of ten percent (10%) of the Purchase Price;

                  (d) by Seller if Buyer does not deposit all of the Earnest Money with the Escrow Agent before 2:00 p.m. on January 2, 1997;

                  (e) By Seller if Buyer does not provide to Seller by 5:00 p.m. on January 2, 1997, a letter from a reputable financial institution that such financial institution is highly confident that Buyer can obtain financing for the cash portion of the Purchase Price at or prior to the Closing; or

                  (f) at any time by the mutual written agreement of Buyer and Seller.

         9.02 - LIABILITIES. Nothing contained in this Agreement shall limit Seller's or Buyer's legal or equitable remedies including, without limitation, damages for the breach or failure of any representation, warranty, covenant or agreement contained herein and the right to enforce specific performance of this Agreement; provided however, (i) neither party hereto shall be liable to the other for consequential damages; (ii) if all conditions precedent to the obligation of Buyer to close have been satisfied, but Buyer refuses to close, Seller shall have the option to either pursue specific performance, receive the Earnest Money and retain Buyer's Stock issued under
Section 7.01(ii) as liquidated damages and terminate this Agreement or pursue its actual damages, and if Seller receives the Earnest Money and retains Buyer's Stock issued under Section 7.01(ii) as liquidated damages pursuant to Article X hereof, then Seller shall have no further recourse against Buyer; (iii) if all conditions precedent to the obligation of Seller to close have been satisfied, but Seller refuses to close, Buyer shall have the option to either pursue specific performance, receive the Earnest Money and Buyer's Stock issued under
Section 7.01(ii) as liquidated damages and terminate this Agreement or pursue its actual damages, and if Buyer receives the Earnest Money and Buyer's Stock issued under Section 7.01(ii) as liquidated damages pursuant to Article X hereof, then Buyer shall have no further recourse against Seller; and (iv) Seller shall have no liability to Buyer if Buyer terminates this Agreement because any representation or warranty made by Seller herein is incorrect.

                                    ARTICLE X

                                  EARNEST MONEY

         Upon the execution of this Agreement, Buyer has deposited into escrow with Bank One, Texas, N.A., in Fort Worth, Texas (the "Escrow Agent"), the sum of money equal to Thirty Five Million and No/100 Dollars ($35,000,000) as earnest money (the "Earnest Money"). At Closing, the Earnest Money, less any costs or fees incurred, plus any interest earned thereon shall be applied against the Purchase Price. If this transaction fails to close due to any breach by Buyer of the terms, conditions, representations and warranties found in this Agreement, then at the election of Seller, the Earnest Money and all interest earned thereon may be delivered to Seller as liquidated damages. If this transaction fails to close, due to any breach by Seller of the terms, conditions, representations and warranties found in this Agreement, then the Earnest Money and all interest earned thereon shall be delivered to Buyer. If this transaction fails to close for any other reason whatsoever, then the Earnest Money and all interest earned thereon shall be delivered to Buyer. Seller and Buyer agree to give the Escrow Agent joint instructions for the delivery of the Earnest Money, together with any interest earned thereon, in accordance with the terms of this Agreement

                                   ARTICLE XI

                                 INDEMNIFICATION

         11.01 - RIGHT TO EMPLOY COUNSEL.

                  (a) When any claim, action, or suit shall be filed or asserted in writing against any party which is indemnifiable under the terms of this Agreement, the indemnified party shall promptly notify the indemnifying party of the same in writing, specifying in detail the basis of such claim and the facts pertaining thereto, and the indemnifying party shall, at its option, have the right to assume the defense thereof or participate in the defense thereof and to employ its own legal counsel in connection with such defense. Failure of the indemnified party to notify the indemnifying party of such claim, action, or suit within twenty (20) calendar days after notice to the indemnified party of such claim, action, or suit shall constitute a waiver of its rights under this Article, unless such failure to notify within such time period shall not prejudice the rights of the indemnifying party in respect of such claim, action or suit, in which case prompt notification as provided above shall be sufficient.

                  (b) The indemnified party shall have the right to employ counsel separate from counsel employed by the indemnifying party in any such action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the indemnified party shall be at the sole expense of the indemnified party unless (i) the indemnifying party shall have elected not or shall have failed to assume or participate in the defense thereof, (ii) the employment thereof has been specifically authorized by the indemnifying party in writing, or
         (iii) the parties to any such action (including any impleaded parties) include both the indemnifying and indemnified party, and the indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in any which case (i), (ii) or (iii) above the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party and the fees and expenses of such counsel employed by the indemnified party shall be at the sole expense of the indemnifying party).


                  (c) Prior to effectuating any settlement of any such action or proceeding, the indemnified party shall furnish the indemnifying party with written notice of any proposed settlement in sufficient time to allow the indemnifying party to act thereon. The indemnifying party shall not be liable for any settlement of any such action or proceeding effected without the written consent of the indemnifying party. The indemnifying party shall not effect a settlement of any claim without the written consent of the indemnified party unless the indemnifying party secures the complete release of the indemnified party as a part of such settlement.

         11.02 - CLAIM REIMBURSEMENT AND REDUCTION.

                  (a) Should the indemnified party realize any benefit, including any tax benefit, resulting from any loss, liability, cost or damage for which such indemnified party has been indemnified under this Article, such indemnified party shall reimburse the indemnifying party, at the time such benefit is realized, an amount equal to the dollar amount of such benefit so realized.

                  (b) Any claim shall be reduced to the extent of any third party insurance or condemnation payment actually received by the indemnified party or, alternatively, at the option of the indemnified party, the rights of the indemnified party against any insurer or governmental unit with respect to such claim shall be assigned to the indemnifying party.

                                   ARTICLE XII

                                     GENERAL

         12.01 - EXHIBITS. All Exhibits are hereby incorporated in this Agreement by reference and constitute a part of this Agreement. Each party to this Agreement and its counsel has received a complete set of Exhibits prior to and as of the execution of this Agreement.

         12.02 - EXPENSES. All fees, costs and expenses incurred by Buyer or Seller in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the party incurring the same including, without limitation, legal and accounting fees, costs and expenses.

         12.03 - NOTICES. All notices or communications required or permitted under this Agreement shall be in writing, and any notices or communications hereunder shall be deemed to have been duly made if delivered by (i) hand, (ii) overnight delivery service, (iii) telecopy, or (iv) three days after being placed in first class certified mail, postage prepaid, with return receipt requested to the following addresses:


         All notices to Seller shall be delivered to:

                           Cometra Energy, L.P.
                           500 Throckmorton, Suite 2500
                           Fort Worth, Texas  76102
                           Telecopy:  817/877-4464

         All notices to Buyer shall be delivered to:

                           Lomak Petroleum, Inc.
                           500 Throckmorton, Suite 2100
                           Fort Worth, Texas  76102
                           Telecopy:  817/870-2316

The address at which any party hereto is to receive notice may be changed from time to time by such party by giving notice of the new address to all other parties hereto. Any notice or communication given by telecopy shall be promptly confirmed by delivery of a copy of such notice or communication by hand or overnight delivery service.

         12.04 - AMENDMENTS. This Agreement may not be amended nor any rights hereunder waived except by an instrument in writing signed by the party to be charged with such amendment or waiver and delivered by such party to the party claiming the benefit of such amendment or waiver.

         12.05 - HEADINGS. The headings of the articles and sections of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.

         12.06 - COUNTERPARTS. This Agreement may be executed by Buyer and Seller in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument.

         12.07 - REFERENCES. References made in this Agreement, including use of a pronoun, shall be deemed to include where applicable, masculine, feminine, singular or plural, individuals, partnerships or corporations. As used in this Agreement, "person" shall mean any natural person, corporation, partnership, trust, estate or other entity.

         12.08 - GOVERNING LAW. This Agreement and the transactions contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of Texas.

         12.09 - ENTIRE AGREEMENT. This Agreement (including the Exhibits hereto) constitutes the entire understanding among the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter.

         12.10 - PARTIES IN INTEREST. This Agreement shall be binding upon and shall inure to the benefit of, the parties hereto and, except as otherwise prohibited, their respective successors and assigns; and except as otherwise stated herein, nothing contained in this Agreement, or implied herefrom, is intended to confer upon any other person or entity any benefits, rights or remedies.

         12.11 - ASSIGNMENTS. Neither Buyer nor Seller may assign all or any portion of their respective rights or delegate any portion of their duties hereunder without the prior written consent of the other, which consent shall not be unreasonably withheld. Provided, however, that Buyer may assign this Agreement and its rights and duties hereunder to a wholly owned limited partnership, limited liability company or corporation, in which case, Buyer's Stock shall remain common stock to be issued by Lomak Petroleum, Inc.

         12.12 - PUBLIC ANNOUNCEMENTS. The parties hereto agree that prior to making any public announcement or statement with respect to the transactions contemplated by this Agreement, the party desiring to make such public announcement or statement shall consult with the other party hereto and exercise their best efforts to agree upon the text of a joint public announcement or statement to be made solely by Seller or Buyer, as the case may be; provided, however, if Seller or Buyer is required by law to make such public announcement or statement, then the same may be made without the approval of the other party. The opinion of counsel of either party shall be conclusive evidence of such requirement by law.

         12.13 - NOTICES AFTER CLOSING. Buyer and Seller hereby agree that each party shall notify the other of its receipt, after the Closing Date, of any instrument, notification or other document affecting the Properties while owned by such other party.

         12.14 - SEVERABILITY. If a court of competent jurisdiction determines that any clause or provision of this agreement is void, illegal or unenforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provisions that are determined to be void, illegal or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

         12.15 - TIME IS OF THE ESSENCE.    It is understood and agreed
that time is of the essence in this Agreement.

         IN WITNESS WHEREOF, the parties have executed or caused the Agreement to be executed as of the day and year first above written.


                                       COMETRA ENERGY, L.P.
                                       a Texas limited partnership

                                       By: AVENEG, INC., a Delaware corporation,
                                           its General Partner


                                           By:___________________________
                                              Mark W. Young, President

                                       COMETRA PRODUCTION COMPANY, L.P.,
                                       a Texas limited partnership

                                       By: GRAND LACS, INC., a Delaware
                                           corporation, its General Partner


                                           By:______________________________
                                              Mark W. Young, President

                                                                          SELLER
                                       LOMAK PETROLEUM, INC.,
                                       a Delaware corporation

                                       By: ______________________________
                                           John Pinkerton, President


                                                                           BUYER

                           FIRST AMENDMENT TO PURCHASE
                               AND SALE AGREEMENT

         This FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (the "Amendment") is made and entered into as of the 10th day of January, 1997, by and among COMETRA ENERGY, L.P. ("CE"), a Texas limited partnership, COMETRA PRODUCTION COMPANY, L.P. ("CPC"), a Texas limited partnership (CE and CPC are jointly referred to herein as "Seller") and LOMAK PETROLEUM, INC., a Delaware corporation ("Buyer").

                                    RECITALS

         A. Seller and Buyer have entered into that certain Purchase and Sale Agreement dated December 31, 1996 (the "Agreement").

         B. Seller and Buyer desire to amend the Agreement as set forth herein in order to, among other things, extend the date that the Buyer's Stock will be issued to Seller if the issuance of the Buyer's Stock will require filings to be made under the HSR Act.

         C. Capitalized terms used in this Amendment are defined in the Agreement, as amended hereby, unless otherwise stated in this Amendment.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                    ARTICLE I
                                   Amendments

         1.01. Amendment to Section 4.01(g). Effective as of the date hereof,
Section 4.01(g) of the Agreement is hereby deleted in its entirety and the following shall be substituted therefor:

         "(g) If on February 14, 1997 it is determined that the shares of stock comprising the Buyer's Stock represent more than ten percent (10%) of the outstanding voting securities of Buyer, then as soon as practicable, but before February 19, 1997, Seller will file with the Federal Trade Commission and the Department of Justice the notification and report form required for the issuance of the Buyer's Stock and will as promptly as possible furnish any supplemental information which may be reasonably requested in connection therewith pursuant to the HSR Act. Seller shall bear one-half (1/2) of the filing fees associated with filings made under the HSR Act and paid by Buyer or Seller."

         1.02. Amendment to Section 4.02(b). Effective as of the date hereof,
Section 4.02(b) of the Agreement is hereby deleted in its entirety and the following shall be substituted therefor:

         "(b) If on February 14, 1997 it is determined that the shares of stock comprising the Buyer's Stock represent more than ten percent (10%) of the outstanding voting securities of Buyer, then as soon as practicable, but before February 19, 1997, Buyer will file with the Federal Trade Commission and the Department of Justice the notification and report form required for the issuance of the Buyer's Stock and will as promptly as possible furnish any supplemental information which may be reasonably requested in connection therewith pursuant to the HSR Act. Buyer shall bear one-half (1/2) of the filing fees associated with filings made under the HSR Act and paid by Buyer or Seller."

         1.03. Deletion of Section 6.01(e). Effective as of the date hereof,
Section 6.01(e) of the Agreement is hereby deleted in its entirety.

         1.04. Deletion of Section 6.02(e). Effective as of the date hereof,
Section 6.02(e) of the Agreement is hereby deleted in its entirety.

         1.05. Amendment to Subclause (ii) of Section 7.01. Effective as of the date hereof, subclause (ii) of Section 7.01 of the Agreement is hereby deleted in its entirety and the following shall be substituted therefor:

         "(ii) February 21, 1997 if the SEC gives notice to Buyer that it will not review Buyer's Public Offering and as of February 14, 1997 Buyer is actively engaged in soliciting offers to purchase the securities to be offered in the Public Offering and Buyer has requested in writing on or before February 14, 1997 an extension to the Closing Date and Buyer has paid to Seller the sum of $500,000 in cash (which shall be in addition to the Purchase Price) on or prior to February 14, 1997; notwithstanding the extension of the Closing Date under this subclause (ii) to February 21, 1997, on February 14, 1997, Buyer shall issue to Seller the Buyer's Stock if the shares comprising Buyer's Stock represent less than ten percent (10%) of the outstanding voting securities of Buyer as of February 14, 1997; provided, however, if the shares comprising the Buyer's Stock represent ten percent (10%) or more of the outstanding voting securities of Buyer as of February 14, 1997, the Buyer's Stock shall be issued to Seller (whether before or after the Closing Date) on the earlier to occur of
(a) one (1) business day following the expiration or termination of the applicable waiting period (and any extensions thereof) under the HSR Act that is specifically applicable to the issuance of the Buyer's Stock to Seller or (b) one (1) business day after the date that the securities are issued under Buyer's Public Offering if, as of such date, the shares comprising the Buyer's Stock represent less than ten percent (10%) of the outstanding voting securities of Buyer, inclusive of the securities issued under Buyer's Public Offering."

         1.06. Deletion of Subclause (iv) of Section 7.01. Effective as of the date hereof, subclause (iv) of Section 7.01 of the Agreement is hereby deleted in its entirety.

         1.07. Amendment to Section 7.02(e). Effective as of the date hereof,
Section 7.02(e) of the Agreement is hereby deleted in its entirety and the following shall be substituted therefor:

         "(e) Unless previously delivered to Seller under Section 7.01(ii) or unless Section 8.04(g) shall apply after Closing, Buyer shall deliver to Seller a certificate or certificates in definitive form representing the Buyer's Stock to be issued pursuant to Section 2.01 hereof."

         1.08. Inclusion of Section 8.04(g). Effective as of the date hereof, the following is hereby added as Section 8.04(g) of the Agreement:

         "(g) If the Buyer's Stock is not issued to Seller prior to Closing according to Section 7.01(ii) or at Closing according to Section 7.02(e), then after Closing (or if Closing does not occur and this Agreement is terminated, then according to subclause (ii) of Section 9.02, if applicable), Buyer shall deliver to Seller a certificate or certificates in definitive form representing the Buyer's Stock on the earlier to occur of (a) one (1) business day following the expiration or termination of the applicable waiting period (and any extension thereof) under the HSR Act that is specifically applicable to the issuance of the Buyer's Stock to Seller or (b) one (1) business day after the date the securities are issued under Buyer's Public Offering if as of such date the shares comprising the Buyer's Stock represent less than ten percent (10%) of the outstanding voting securities of Buyer, inclusive of the securities issued under Buyer's Public Offering."

         1.09. Amendment to Subclauses (ii) and (iii) of Section 9.02. Effective as of the date hereof, subclauses (ii) and (iii) of Section 9.02 of the Agreement are hereby deleted in their entirety and the following shall be substituted therefor:

         "(ii) if all conditions precedent to the obligation of Buyer to close have been satisfied, but Buyer refuses to close, Seller shall have the option to either pursue specific performance, receive the Earnest Money and retain Buyer's Stock previously issued under Section 7.01(ii) or to be issued under Section 8.04(g) as liquidated damages and terminate this Agreement or pursue its actual damages, and if Seller receives the Earnest Money and retains Buyer's Stock previously issued under Section 7.01(ii) or to be issued under Section 8.04(g) as liquidated damages pursuant to Article X hereof, then Seller shall have no further recourse against Buyer; (iii) if all conditions precedent to the obligation of Seller to close have been satisfied, but Seller refuses to close, Buyer shall have the option to either pursue specific performance, receive the Earnest Money and Buyer's Stock previously issued under Section 7.01(ii) or to be issued under Section 8.04(g) as liquidated damages and terminate this Agreement or pursue its actual damages, and if Buyer receives the Earnest Money and Buyer's Stock previously issued under Section

7.01(ii) or to be issued under Section 8.04(g) as liquidated damages pursuant to
Article X hereof, then Buyer shall have no further recourse against Seller."

                                   ARTICLE II
                                  Ratifications

         2.01. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect. Buyer and Seller agree that the Agreement, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with its terms.

                                   ARTICLE III
                            Miscellaneous Provisions

         3.01. Reference to Agreement. The Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms of the Agreement, as amended hereby, are hereby amended so that any reference in the Agreement and such other documents to the Agreement shall mean a reference to the Agreement as amended hereby.

         3.02. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         3.03. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

         3.04. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         3.05 Applicable Law. THIS AMENDMENT SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

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
         IN WITNESS WHEREOF, the parties have executed or caused this Amendment to be executed as of the day and year first above written.


                               COMETRA ENERGY, L.P.,
                               a Texas limited partnership

                               By: AVENEG, INC., a Delaware corporation, its General Partner


                                        By:   ______________________________
                                              Mark W. Young, President

                               COMETRA PRODUCTION COMPANY, L.P.,
                               a Texas limited partnership

                               By:      GRAND LACS, INC., a Delaware
                                        corporation, its General Partner


                                        By:   ______________________________
                                              Mark W. Young, President

                                                                      SELLER

                               LOMAK PETROLEUM, INC.,
                               a Delaware corporation


                               By:      _____________________________________
                                              John Pinkerton, President

                                                                        BUYER

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